Exhibit 99.1
Veradermics’ Oral VDPHL01 Achieved Early, Consistent, and Robust Hair Growth in
Positive Phase 3 ‘304’ Clinical Trial in Male Pattern Hair Loss
VDPHL01, a novel orally-administered extended-release minoxidil formulation, met all primary and secondary endpoints with high statistical significance in both active treatment arms evaluating once-daily (QD) and twice-daily (BID) administration of VDPHL01
VDPHL01 demonstrated increases in target area hair count (TAHC) of 28.6 hairs/cm² (once-daily dosing; p<0.0001) and 36.4 hairs/cm² (twice-daily dosing; p<0.0001) versus 6.6 hairs/cm² for placebo at Month 6, a similar mean increase in TAHC that was observed in Study ‘302’
Approximately 78.8% (QD) and 85.0% (BID) of participants reported visible improvement in patient-reported outcomes (PRO) versus 35.3% of placebo participants; 55.7% (QD; p<0.0001)
and 68.7% (BID; p<0.0001) of participants reported ‘improved’ or ‘much improved’ outcomes at Month 6 versus 15.0% of placebo participants
Onset of hair growth was observed with statistically significant separation from placebo in non-vellus TAHC, PRO, and Investigator Global Assessment (IGA) at Month 2, the earliest time point evaluated
VDPHL01 demonstrated a favorable safety and tolerability profile in more than 1,000 participants across two registration-directed studies with no new safety signals emerging in Study ‘304’
These results combined with previously reported positive topline findings from Part A of the
Phase 2/3 clinical trial (Study ‘302’) represent the full placebo-controlled data set to support the potential for VDPHL01 to become the first FDA-approved non-hormonal oral treatment for the 50 million men with pattern hair loss in the U.S.
Conference call and webcast scheduled for 8:00 a.m. ET today
NEW HAVEN, Conn. -- (BUSINESS WIRE) -- Oct. 19, 2026-- Veradermics, Incorporated (NYSE: MANE), a dermatologist-founded, late-stage biopharmaceutical company focused on developing innovative therapeutics for pattern hair loss, today announced positive topline results from Part A of its randomized, double-blind, placebo-controlled registration-directed Phase 3 clinical trial (Study ‘304’) evaluating VDPHL01, a proprietary, extended-release oral minoxidil formulation, in over 500 males with mild-to-moderate pattern hair loss. These positive registration-directed results, combined with previously reported positive topline findings from Part A of the company’s Phase 2/3 clinical trial (Study ‘302’), position VDPHL01 to potentially become the first FDA-approved oral pill in nearly 30 years for pattern hair loss and a potential best-in-indication treatment option for the 50 million men with pattern hair loss in the U.S. To date, 6-month placebo-controlled data has been reported for more than 1,000 participants in registration-directed studies of VDPHL01 for the treatment of male pattern hair loss.
Study ‘304’ enrolled 536 participants who were randomized to receive either VDPHL01 8.5mg once daily (QD), VDPHL01 8.5mg twice daily (BID), or placebo. The trial met all primary and secondary endpoints with high statistical significance, demonstrating a potentially differentiated clinical profile defined by rapid onset of activity, consistent response across participants, and robust increases in hair count while being generally well tolerated with no treatment-related serious adverse events (SAEs) and no adverse events of special interest (AESIs) of cardiac origin.
Topline Study ‘304’ Double-Blind, Placebo-Controlled Results
In Part A of Study ‘304’, VDPHL01 achieved superior hair growth compared with placebo (p<0.0001) on the co-primary endpoints of non-vellus Target Area Hair Count (TAHC) and patient-reported outcome (PRO) benefit of ‘improved’ or ‘much improved’ on the Androgenetic Alopecia Impact Rating Scale (AAIRS) at Month 6. Participants achieved an average increase in non-vellus hair count of 28.6 hairs/cm² (p<0.0001) and 36.4 hairs/cm² (p<0.0001) in once-daily and twice-daily VDPHL01 treatment arms, respectively. Those receiving placebo showed a 6.6 hairs/cm² increase from baseline at Month 6.
Following 6 months of treatment with VDPHL01, 78.8% of participants in the once-daily dose arm (p<0.0001) and 85.0% of participants in the twice-daily dose arm (p<0.0001) reported improvement in hair coverage on the AAIRS versus 35.3% of placebo participants. Additionally, 55.7% of participants in the once-daily dose arm (p<0.0001) and 68.7% of participants in the twice-daily dose arm (p<0.0001) achieved ‘improved’ or ‘much improved’ hair coverage on the AAIRS compared to 15.0% of placebo participants.
The consistency of clinically meaningful hair growth reported by participants was further supported by investigator perception of hair growth, with investigators grading 78.4% (QD; p<0.0001) and 82.7% (BID; p<0.0001) of male participants as having improved hair coverage at Month 6 (p<0.0001) using the Investigator Global Assessment (IGA) scale. Rapid onset of hair growth was also observed at the earliest time point measured in the trial, with statistically significant separation from placebo on TAHC, PRO, and IGA as early as Month 2.
Table 1: Study ‘304’ and Study ‘302’ Topline Data Results

	New Study ‘304’ Topline			Previously Reported Study ‘302’ Topline*
	QD	BID	Placebo	QD	BID	Placebo
Mean increase in non-vellus hair count	28.6 hairs/cm² (p<0.0001)	36.4 hairs/cm² (p<0.0001)	6.6 hairs/cm²	30.3 hairs/cm² (p<0.0001)	33.0 hairs/cm² (p<0.0001)	7.3 hairs/cm²
Participants achieving ‘improved’ or ‘much improved’ hair coverage on the AAIRS	55.7% (p<0.0001)	68.7% (p<0.0001)	15.0%	48.4% (p<0.0001)	62.9% (p<0.0001)	13.4%
*Study '302' is an ongoing randomized, double-blind, placebo-controlled Phase 2/3 clinical trial evaluating VDPHL01 in over 500 males with mild-to-moderate pattern hair loss. Positive topline results from Part A of Study '302' were reported in April 2026.
Treatment with VDPHL01 was generally well tolerated through Month 6 with an overall safety profile consistent with Study ‘302’. No treatment-related SAEs and no AESIs of cardiac origin were observed in the study.

Table 2: Study ‘304’ and Study ‘302’ Topline Safety Data

		New Study ‘304’ Topline			Previously Reported Study ‘302’ Topline
		QD	BID	Placebo	QD	BID	Placebo
TEAE >5% in either Study ‘304’ or Study ‘302’	Peripheral Edema	2.8%	4.5%	0.6%	5.3%	6.3%	0%
	Peripheral Edema leading to study discontinuation	0%	0.6%	0%	1.2%	1.1%	0%
	Hypertrichosis	2.2%	9.0%	0%	3.5%	6.3%	0.6%
	Hypertrichosis leading to study discontinuation	0%	0.6%	0%	0%	0%	0%
“With topline findings from our Phase 3 Study ‘304’, we have now reported positive topline placebo-controlled data from two registration-directed trials that together enrolled more than 1,000 male participants. These results indicated that our proprietary, extended-release VDPHL01 formulation delivered marked increases in hair growth, while minimizing side effects and cardiac risk,” said Reid Waldman, M.D., Chief Executive Officer of Veradermics. “Based on these results, we believe VDPHL01 has the potential to transform the treatment of pattern hair loss for millions of people. Later this year, we also anticipate reporting the longer-term data from Part B of Study ‘302’, further extending the safety findings of VDPHL01 in males through 12 months.”
“The Phase 3 data for VDPHL01 for males helps address two important questions patients ask about a hair loss treatment: ‘Am I likely to see a difference, and will I feel comfortable taking it?’ The results showed a high likelihood of visible improvement, with a safety and tolerability profile that is encouraging,” said Antonella Tosti, M.D., Fredric Brandt Endowed Professor of Dermatology and Cutaneous Surgery, University of Miami. “The consistency of the findings across Studies '302’ and ‘304’, the large number of participants studied, and the rigor of the hair growth assessments give me confidence in these results. I believe VDPHL01 has the potential to become the new standard of care for male pattern hair loss, if approved.”
“We have had limited advances in prescription treatments for pattern hair loss, and achieving patients’ treatment goals remains a challenge. That can be frustrating for patients and for those of us treating them,” stated Michael J. Payette, M.D., M.B.A., Central Connecticut Dermatology, Associate Clinical Professor, UConn Health. “The VDPHL01 results are encouraging and give us reason to expect more from treatment. If approved, VDPHL01 could give physicians greater confidence to bring up hair loss, offer treatment, and help more patients see a meaningful improvement in their pattern hair loss.”
Study ‘304’ is part of Veradermics’ registration-directed development program to support the potential approval of VDPHL01 in both male and female pattern hair loss. In April 2026, Veradermics announced positive topline results from Part A of its randomized, double-blind, placebo-controlled Phase 2/3 clinical trial (Study ‘302’) evaluating VDPHL01 in over 500 males with mild-to-moderate pattern hair loss. The Company anticipates announcing data from Part B of Study ‘302’ later this year. Veradermics also announced in August completion of participant enrollment for its female pattern hair loss Phase 2/3 trial, Study ‘306’, with a readout of topline data anticipated in the first half of 2027.

Veradermics will host a conference call and live webcast today at 8:00 a.m. ET to discuss the topline Study ‘304’ results. A live webcast will be available on the Events page in the Investors section of the Company’s website. A replay will be available following the call.
About VDPHL01
VDPHL01 (extended-release minoxidil tablet) is a proprietary investigational, oral non-hormonal drug in Phase 3 development for pattern hair loss in both women and men. VDPHL01 leverages extended-release technology to deliver a minoxidil product with the potential for improved efficacy and safety. The proprietary extended-release formulation utilizes a gel matrix designed to deliver long-lasting, steady release of minoxidil for sustained absorption. VDPHL01 has been shown to avoid the high peak concentrations of immediate-release oral minoxidil, while extending time above the minimum hair growth threshold to increase time for hair to grow. If approved, VDPHL01 would be the only FDA-approved oral non-hormonal treatment for pattern hair loss in both male and female patients. VDPHL01 is protected by a broad library of patents and patent applications related to the key innovations of VDPHL01. The earliest expiring patent term is 2043.
About the VDPHL01 Registration-Directed Clinical Development Program
The registration-directed clinical development program for VDPHL01 comprises three multicenter, randomized, double-blind, placebo-controlled trials that together enrolled more than 1,600 adult men and women with mild-to-moderate pattern hair loss.
Each trial employs a 52-week design consisting of a 6-month placebo-controlled period followed by a 6-month extension in which all participants receive VDPHL01. Each trial has the same co-primary endpoints at Month 6: change from baseline in non-vellus target area hair count (TAHC), and the proportion of participants reporting “improved” or “much improved” hair coverage on the Androgenetic Alopecia Impact Rating Scale (AAIRS). Studies ‘302’ and ‘306’ include a Phase 2 component to further assess the proprietary patient-reported outcome (PRO) measures used across the program.
These trials are designed to support the potential FDA approval of VDPHL01 in both male and female pattern hair loss and include:
•Study ‘302’ (NCT06724614): Phase 2/3 trial of VDPHL01 8.5 mg once and twice daily in 519 men.
•Study ‘304’ (NCT06972264): Phase 3 trial of VDPHL01 8.5 mg once and twice daily in 536 men.
•Study ‘306’ (NCT07146022): Phase 2/3 trial of VDPHL01 4.5 mg once and twice daily in 556 women. It is the first registration-directed trial of an oral therapy specifically for female pattern hair loss in the U.S.
The program builds on earlier clinical studies of VDPHL01, including Study ‘207’, an open-label Phase 2 proof-of-concept trial in men and women with pattern hair loss, and a Phase 1 pharmacokinetic study.
About Pattern Hair Loss
Pattern hair loss, also known as androgenetic alopecia, affects an estimated 80 million people in the United States (30 million women and 50 million men). Pattern hair loss can have a significant impact on quality of life, affecting an individual’s mental health and relationships. People with pattern hair loss often experience depression, low self-esteem, and social withdrawal. There have been no new FDA-approved prescription medicines for pattern hair loss in nearly 30 years. In addition, current treatments include over-the-counter “nutraceuticals” that produce inconsistent results and contribute to high dissatisfaction among patients and healthcare providers. The prevalence of pattern hair loss and the market demand for new treatments contribute to making it the largest aesthetics market worldwide, projected to reach approximately $30 billion by 2028.
About Veradermics, Inc.
Veradermics is a dermatologist-founded, late clinical-stage biopharmaceutical company focused on developing innovative therapeutics for pattern hair loss. Veradermics aims to develop a focused portfolio of aesthetic dermatology product candidates targeting high-prevalence dermatologic conditions, with potential selective development of medical dermatology product candidates. Its lead program, VDPHL01, is being developed as an oral, non-hormonal treatment for men and women with pattern hair loss, to reduce the barriers to wide adoption of chronic hair loss therapy and potentially transform pattern hair loss treatment. VDPHL01 is an oral, extended-release proprietary formulation of minoxidil, a proven hair growth agent, designed to maximize minoxidil’s impact on hair restoration while minimizing the risk of cardiac activity. For additional information, visit www.veradermics.com and follow us on LinkedIn and Instagram.
Forward-Looking Statements
This press release contains forward-looking statements, which involve risks, uncertainties and contingencies, many of which are beyond the control of Veradermics, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements other than statements of historical facts contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements regarding the clinical profile of VDPHL01, including its safety profile; the perceived benefits of VDPHL01; VDPHL01’s potential to become the best-in-indication treatment option and the new standard of care for the 50 million men with pattern hair loss in the U.S.; the perceived efficacy of VDPHL01; the timing of reporting additional clinical results, including anticipated data from Studies ‘302’, ‘304’ and ‘306’; VDPHL01’s potential to become the first FDA-approved non-hormonal oral treatment for pattern hair loss; the projected size of the market for pattern hair loss; and the scope and duration of patent protection for VDPHL01. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements, including: Veradermics’ limited operating history with no products approved for commercial sale; Veradermics’ incurrence of substantial losses since its inception, anticipation of incurring substantial and increasing losses for the foreseeable future and need for substantial additional financing to achieve its goals; Veradermics’ anticipation that its success will depend on the approval and successful commercialization of VDPHL01, which is its lead product candidate, and if Veradermics is unable to obtain regulatory approval for, and successfully commercialize, VDPHL01, or any other current or future product candidates, or experience significant delays in doing so, its business will be materially harmed; the risk that adverse events or undesirable side effects are caused by Veradermics’ product candidates; competition from other companies; and other risks and uncertainties identified in the “Risk Factors” section of Veradermics’ Quarterly Report on Form 10-Q, for the period ended June 30, 2026, and subsequent filings with the U.S. Securities and Exchange Commission. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual future results, levels of activity, performance and events and circumstances could differ materially from those projected in the forward-looking statements. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond Veradermics’ control, these forward-looking statements should not be relied upon as guarantees of future events. Moreover, Veradermics operates in an evolving environment. New risks and uncertainties may emerge from time to time, and management cannot predict all risks and uncertainties. These forward-looking statements speak only as of the date of this press release, and Veradermics undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contacts

Media:
Catherine Collier Kyroulis
Media@veradermics.com
(917) 886-5586
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